Filed in the Office of	Business Number E0215212012-2
Barbara K. Cegavske	Filing Number 20211512092
Secretary of State State Of Nevada	Filed On 6/7/2021 9:28:00 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Reinstatement
(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity:

TACTICAL SERVICES, INC.

2. Entity Number: NV20121246482

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Francisco Acosta

Signature of Officer or other Authorized Signature

JUNE 1, 2021

Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

TACTICAL SERVICES, INC.

NAME OF CORPORATION

NV 20121246482

100103

100103

FOR THE FILING PERIOD OF 01/01/2020 TO 06/01/2021

USE BLACK INK ONLY - DO NOT HIGHLIGHT

**** YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov ****

☑ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: [ ]

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☑ This corporation is a publicly traded corporation. The Central Index Key number is: 0001552358

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
FRANCISCO ARIEL ACOSTA	PRESIDENT (OR EQUIVALENT OF)	LA MONTANA NO. 28, FRACC. LOS PASTORES	NAUCALPAN	MX	53340
FRANCISCO ARIEL ACOSTA	SECRETARY (OR EQUIVALENT OF)	LA MONTANA NO. 28, FRACC. LOS PASTORES	NAUCALPAN	MX	53340
FRANCISCO ARIEL ACOSTA	TREASURER (OR EQUIVALENT OF)	LA MONTANA NO. 28, FRACC. LOS PASTORES	NAUCALPAN	MX	53340
FRANCISCO ARIEL ACOSTA	DIRECTOR	LA MONTANA NO. 28, FRACC. LOS PASTORES	NAUCALPAN	MX	53340

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Francisco Acosta

Signature of Officer or Other Authorized Signature

Title PRESIDENT

Date 06/01/2021

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Application for Reinstatement or Revival:

NRS 78.185, 80.175, 82.5239, 86.278, 87.455, 87A185, 88.327, 88A.660

Form for use ONLY if name is unavailable when reinstating or reviving.

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. ENTITY INFORMATION: Enter the current name of the entity exactly as filed with the Secretary of State; Enter the Entity Number or Nevada Business Identification Number (NVID).

2. PURPOSED NAME: Enter the name the entity desires to reinstate or revive under. The name must include the appropriate corporate ending if applicable.

3. SIGNATURE(S): Must include the Authorized Signature for entity type. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Tactical Services, Inc. Entity or Nevada Business Identification Number (NVID): NV20121246482
2.Purposed Name: (Must include appropriate corporate ended if applicable)	The name under which it desires the existence to be reinstated or revived: CGS INTERNATIONAL, INC.
3. Signature: (Required)	X Francisco Acosta Authorized Signature 06/01/2021 Date If a Corporation, this application shall be signed by an officer. If a Limited-Liability Company, this application shall be signed by a Manager or Managing Member. If a Limited-Liability Partnership, this application shall be signed by a Managing Partner. If a Limited Partnership or Limited-Liability Limited Partnership, this application shall be signed by a General Partner. If a Business Trust, this application shall be signed by a Trustee.

This form must be accompanied by appropriate fees.